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                           ARTICLES OF INCORPORATION
                                       OF
                       FIDELITY ADVISOR KOREA FUND, INC.

     THE UNDERSIGNED, Larry P. Medvinsky, whose post office address is c/o Rogers & Wells, 200 Park Avenue, New York, New York 10166, being at least eighteen years of age, does hereby act as an incorporator, under and by virtue of the general laws of the State of Maryland authorizing the formation of corporations and with the intent of forming a corporation.

FIRST: The name of the corporation (hereinafter called the "Corporation") is Fidelity Advisor Korea Fund, Inc.

SECOND: The Corporation was formed for the following purposes:

     1. To act as a closed-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended.

     (2) To hold, invest and reinvest its assets in securities and other investments or to hold all or part of its assets in cash.

     (3) To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

     (4) To enter into management, supervisory, advisory, administrative, custody, underwriting and other contracts and otherwise do business with other corporations, and subsidiaries or affiliates thereof, or any other firm or organization, notwithstanding that the Board of Directors of the Corporation may be composed in part of officers, directors or employees of such corporation, firm or organization and, in the absence of fraud, the Corporation and such corporation, firm or organization may deal freely with each other and neither such management, supervisory, advisory, administrative or underwriting contract nor any other contract or transaction between the Corporation and such corporation, firm or organization shall be invalidated or in any way affected thereby.

     (5) To do any and all additional acts and exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

     The Corporation shall be authorized to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

THIRD: The post office address of the place at which the principal office of the Corporation in the State of Maryland is located is c/o P&M Agent Corp., 36 South Charles Street, Baltimore, Maryland 21201.

     The name of the Corporation's resident agent is P&M Agent Corp., and its post office address is P&M Agent Corp., 36 South Charles Street, Baltimore, Maryland 21201. Said resident agent is a corporation of the State of Maryland.

FOURTH: SECTION 1. (1) The total number of shares of capital stock that the Corporation has authority to issue is 100,000,000 shares of capital stock of the par value of $.001 each, having an aggregate par value of $100,000, all of which 100,000,000 shares are initially classified as "Common Stock."

     (2) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

          (a) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

          (b) Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock,
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     may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable.

          (c) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

     SECTION 2. (1) Without the assent or vote of the stockholders, the Board of Directors shall have the authority by resolution to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock.

     (2) The foregoing powers of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

          (a) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this subparagraph;

          (b) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating;

          (c) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights;

          (d) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provisions for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine;

          (e) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof;

          (f) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock;

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          (g) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this subparagraph, and, if so, the terms and conditions thereof; and

          (h) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

     (3) For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

          (a) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

          (b) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

          (c) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

     (4) The provisions of Section 2 of this Article Fourth may not be amended, altered or repealed except by vote of three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon.

     SECTION 3. The presence in person or by proxy of the holders of record of a majority of the aggregate number of shares of capital stock issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in these Articles of Incorporation.

     SECTION 4. Notwithstanding any provision of the General Laws of the State of Maryland requiring action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon, such action shall, except as otherwise provided in these Articles of Incorporation, be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class.

     SECTION 5. No holder of shares of capital stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any part of any new or additional issue of stock of any class, or of rights or options to purchase any stock, or of securities convertible into, or carrying rights or options to purchase, stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money or by way of a dividend or otherwise, and all such rights are hereby waived by each holder of capital stock and of any other class of stock or securities which may hereafter be created.

     SECTION 6. All persons who shall acquire capital stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

     SECTION 7. (1) In addition to the affirmative vote of three-fourths of the entire Board of Directors, the affirmative vote of at least (i) three-fourths of the shares of capital stock of the Corporation outstanding and

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entitled to vote thereupon voting together as a single class and (ii) in the case of a Business Combination (as defined below), 66 2/3% of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class other than votes entitled to be cast thereon by an Interested Party (as defined below) who is, or whose Affiliate (as defined below), is a party to a Business Combination (as defined below) or an Affiliate or associate of the Interested Party, shall be required to advise, approve, adopt or authorize any of the following:

          (i) a merger, consolidation or statutory share exchange of the Corporation with or into another person;

          (ii) issuance or transfer by the Corporation (in one or a series of transactions in any 12 month period) of any securities of the Corporation to any person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding issuances or transfers of debt securities of the Corporation, sales of securities of the Corporation in connection with a public offering, issuances of securities of the Corporation pursuant to a dividend reinvestment plan adopted by the Corporation, issuances of securities of the Corporation upon the exercise of any stock subscription rights distributed by the Corporation and portfolio transactions effected by the Corporation in the ordinary course of business;

          (iii) sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Corporation (in one or a series of transactions in any 12 month period) to or with any person or entity of any assets of the Corporation having an aggregate fair market value of $1,000,000 or more except for portfolio transactions (including pledges of portfolio securities in connection with borrowings) effected by the Corporation in the ordinary course of its business (transactions within clauses (i), (ii) and (iii) above being known individually as a "Business Combination");

          (iv) the voluntary liquidation or dissolution of the Corporation, or an amendment to these Articles of Incorporation to terminate the Corporation's existence; or

          (v) unless the 1940 Act or federal law requires a lesser vote, any shareholder proposal as to specific investment decisions made or to be made with respect to the Corporation's assets as to which stockholder approval is required under Federal or Maryland law.

     However, a three-fourths shareholder vote will not be required with respect to the foregoing transactions (other than those set forth in (v) above) if they are approved by a vote of three-fourths of the Continuing Directors (as defined below). In that case, if Maryland law requires shareholder approval, the affirmative vote of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class shall be required.

     For purposes of this Article Fourth the following terms shall have the meanings prescribed thereto:

          (i) "Continuing Director" means any member of the Board of Directors of the Corporation who is not an Interested Party or an Affiliate of an Interested Party and has been a member of the Board of Directors for a period of at least 12 months, or has been a member of the Board of Directors since April 1, 1994, or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

          (ii) "Interested Party" shall mean any person, other than an investment company advised by the Corporation's initial investment manager or any of its Affiliates, which enters, or proposes to enter, into a Business Combination with the Corporation.

          (iii) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     (2) Notwithstanding any other provisions of these Articles of Incorporation, the affirmative vote of three-fourths of the entire Board of Directors shall be required to advise, approve, adopt or authorize the conversion of the Corporation from a closed-end company to an open-end company, and any amendments

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necessary to effect the conversion. Such conversion or any such amendment shall also require the approval of the holders of three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class unless approved by a vote of three-fourths of the Continuing Directors, in which event such conversion shall require the approval of the holders of a majority of the votes entitled to be cast thereon by stockholders of the Corporation.

     (3) The provisions of this Section 7 of this Article Fourth may not be amended, altered or repealed except by the approval of at least three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class.

FIFTH: The initial number of directors of the Corporation is three (3), and the name of the directors who shall act as such until the first annual meeting or until their successor or successors are duly elected and qualify are Edward C. Johnson 3d, J. Gary Burkhead and Gary L. French. The By-Laws of the Corporation may fix the number of directors at a number other than three and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors within a limit specified in the By-Laws, provided that in no case shall the number of directors be less than the number prescribed by law, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders.

     A director may be removed only with cause, and any such removal may be made only by the vote of three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon.

     The provisions of this Article Fifth may not be amended, altered or repealed except by a vote of three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class.

SIXTH SECTION 1. All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by these Articles of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

     SECTION 2. The Board of Directors shall have the sole power to adopt, alter or repeal the By-Laws of the Corporation except to the extent that the By-Laws otherwise provide. The provisions of this Section 2 of this Article Sixth may not be amended, altered or repealed except by vote of three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class.

     SECTION 3. The Board of Directors shall have the power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation except to the extent permitted by statute or the By-Laws.

     SECTION 4. The Board of Directors shall have the power to determine, as provided herein, or if a provision is not made herein, in accordance with generally accepted accounting principles, what constitutes net income, total assets and the net asset value of the shares of capital stock of the Corporation.

     SECTION 5. The Board of Directors shall have the power to distribute dividends from the funds legally available therefor in such amounts, if any, and in such manner to the stockholders of record as of a date, as the Board of Directors may determine.

     SECTION 6. Without the assent or vote of the stockholders, the Board of Directors shall have the power to authorize the issuance from time to time of shares of the capital stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of capital stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

     SECTION 7. Without the assent or vote of the stockholders, the Board of Directors shall have the power to authorize and issue obligations of the Corporation, secured or unsecured, as the Board of Directors may

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determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation.

     SECTION 8. The provisions of Sections 6 and 7 of this Article Sixth may not be amended, altered or repealed except by vote of three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class.

SEVENTH: SECTION 1. To the fullest extent permitted by Maryland statutory or decisional law, subject to the requirements of the Investment Company Act of 1940, as amended, no director or officer of the Corporation shall be personally liable to the Corporation or its security holders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which such liability is asserted. No amendment of these Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

     SECTION 2. The Corporation shall indemnify, to the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation as a director or officer of any other enterprise. To the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this
Section 2 of this Article Seventh shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this Section 2 of this Article Seventh shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Section 2 of this Article Seventh, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to any other enterprise, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation. The provisions of this Section 2 of this Article Seventh shall be in addition to the other provisions of this Article Seventh.

     SECTION 3. Nothing in this Article Seventh protects or purports to protect any director or officer against any liability to the Corporation or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     SECTION 4. Each section or portion thereof of this Article Seventh shall be deemed severable from the remainder, and the invalidity of any such section or portion shall not affect the validity of the remainder of this Article.

EIGHTH: The duration of the Corporation shall be perpetual.

NINTH: From time to time, any of the provisions of these Articles of Incorporation may be amended, altered or repealed (including any amendment that changes the terms of any of the outstanding stock by classification, reclassification or otherwise), and other provisions that may, under the statutes of the State of

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Maryland at the time in force, be lawfully contained in articles of incorporation may be added or inserted, upon the vote of the holders of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon. If these Articles of Incorporation specifically so provide, however, any such amendment, alteration, repeal, addition or insertion may be affected only upon the vote of three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon. The provisions of the prior sentence may not be amended, altered or repealed except by vote of three-fourths of the shares of capital stock of the corporation outstanding and entitled to vote thereupon. All rights at any time conferred upon the stockholders of the Corporation by these Articles of Amendment and Restatement are subject to the provisions of this Article Ninth.

     IN WITNESS WHEREOF, I have executed these Articles of Incorporation acknowledging the same to be my act, on May 24, 1994.

                                                  /s/  LARRY P. MEDVINSKY
                                          --------------------------------------
                                          Larry P. Medvinsky,
                                          Incorporator

Witness:

       /s/  JOSEPH C. BENEDETTI
-------------------------------------
Joseph C. Benedetti

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